UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

Humacyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 East North Carolina Highway 54 Durham, NC	27713
(Address of principal executive offices)	(Zip code)

(919) 313-9633

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 15, 2025 (the “Closing Date”), Humacyte, Inc. (the “Company”) and Humacyte Global, Inc. (“Global”, and together with the Company, the “Borrowers”), a wholly-owned subsidiary of the Company, entered into a loan and security agreement (the “Loan Agreement”) with Avenue Venture Opportunities Fund II, L.P., as administrative agent and collateral agent for the lenders (the “Loan Agent”) and as lender (“Avenue”), which provides for a senior secured term loan facility of up to $77,500,000 in the aggregate that matures on December 1, 2029, consisting of (i) an initial term loan of $40 million (the “First Tranche Term Loan”), which was fully funded on the Closing Date, (ii) a $12.5 million delayed draw term loan (the “Second Tranche Term Loan”) which will be made available between October 1, 2026 and March 31, 2027, subject to the satisfaction of certain revenue, regulatory approvals and liquidity conditions, and (iii) a $25 million delayed draw term loan (the “Third Tranche Term Loan” and, together with the First Tranche Term Loan and the Second Tranche Term Loan, the “Term Loans”) which will be made available at the discretion of the lenders between July 1, 2027 and June 30, 2028, subject to the satisfaction of certain revenue, regulatory approvals and liquidity conditions.

The Company’s obligations under the Loan Agreement are secured by substantially all of its assets, and the obligations under the Loan Agreement are required to be guaranteed by any present or future subsidiaries of the Company, except for any immaterial foreign subsidiaries. The Term Loans bear interest at the greater of (i) 11.50% and (ii) the sum of the Wall Street Journal Prime Rate (as defined in the Loan Agreement) plus 4.50%. Interest-only payments on the principal amount outstanding are due monthly beginning with the month the loan is disbursed. Beginning on either (i) December 1, 2027, or (ii) if the Second Tranche Term Loan has been drawn, December 1, 2028, the Borrowers will also be required to repay in equal monthly instalments (the “Amortization Payments”) the outstanding principal amount of the Term Loans.

If any portion of the Loan Agreement is prepaid prior to the maturity date (other than the Amortization Payments), then the Borrower will pay a prepayment premium with respect to such portion of the Loan Agreement equal to (i) during the first year after the Closing Date, 3.0% of the principal amount of such portion; (ii) during the second year after the Closing Date, 2.0% of the principal amount of such portion; and (iii) thereafter but prior to the maturity date, 1.0% of the principal amount of such portion. In addition, the Borrowers will pay certain other fees with respect to the Loan Agreement, including an upfront fee and a final payment fee, as well as certain other fees and expenses of Avenue and the lenders thereunder.

The Loan Agreement contains customary affirmative covenants for transactions of this type, including, among others, the provision of financial and other information to the Loan Agent, notice to the Loan Agent upon the occurrence of certain material events, compliance with applicable laws and certain liquidity requirements. The Loan Agreement also contains customary negative covenants, including certain restrictions on the ability to merge and consolidate with other companies, incur indebtedness, and grant liens or security interests on assets. The Loan Agreement includes certain customary events of default. If a default occurs and is continuing, the Borrowers may be required to repay all amounts outstanding under the Loan Agreement. The Borrowers may use the proceeds of borrowings under the Loan Agreement as working capital and to fund its general business requirements and to repay existing indebtedness under the existing Purchase Agreement (as defined below).

The Loan Agreement also provides that the Lenders may jointly elect to convert up to $2,500,000 of such principal amount of the Term Loans outstanding thereunder into shares of the Company’s common stock, par value 0.0001 per share (“Common Stock”) at a price per share equal to 130% of the Warrant Price (as defined below) (such shares, the “Conversion Shares”).

On December 15, 2025, in connection with the Loan Agreement, the Company agreed to issue to Avenue a warrant (the “Warrant”) exercisable for up to a number of shares of Common Stock, equal to the quotient of (i) up to $5,037,500, consisting of (x) $3,412,500 and (y) upon the occurrence of the funding date of the Third Tranche Term Loan, $1,625,000, and (ii) the applicable Warrant Price, subject to adjustment as set forth in the Warrant (such shares to be issued upon exercise of the Warrant, the “Warrant Shares”).

The exercise price of the Warrant will be the lower of (i) $1.28, and (ii) the lowest effective sale price per share paid in cash by third party investors to the Company for its Common Stock in any bona fide offering of Common Stock (or instruments exercisable for, or convertible into, shares of Common Stock) consummated at any time until (but excluding) March 31, 2026, subject to certain exceptions, in each case as adjusted from time to time in accordance with the terms of the Warrant (the “Warrant Price”). The Warrant became exercisable on the date of issuance and will expire on December 15, 2030. A holder of the Warrants will not have the right to exercise any portion of the Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, with the Company’s consent, up to 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

The Company agreed to register with the U.S. Securities and Exchange Commission the resale of: (i) the Conversion Shares, within 45 days after receipt of a written notice by the Loan Agent, and (ii) the Warrant Shares, upon written request of the holder of the Warrant, as soon as practicable following issuance thereof.

The foregoing is a summary description of certain terms of the Loan Agreement and the Warrant, by its nature, is incomplete. Copies of the Warrant and the Loan Agreement are attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the form of Warrant and the Loan Agreement are qualified in their entirety by reference to such exhibits. The Loan Agreement and the Warrant are not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Loan Agreement and the Warrant were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Common Stock or the Warrants discussed herein, nor shall there be any offer, solicitation or sale of Common Stock or the Warrants in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 2.03 Creation of a Direct Financial Obligation.

The disclosure regarding the Loan Agreement set forth above under the Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the Warrant set forth above under the Item 1.01 is incorporated herein by reference. The Warrant has not been registered under the Securities Act and was issued in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1*	Warrant to Purchase Common Stock, dated December 15, 2025.

10.1*^	Loan and Security Agreement, dated as of December 15, 2025, by and among Humacyte Global, Inc., as borrower representative and a borrower, Humacyte, Inc. as a borrower, and Avenue Venture Opportunities Fund II, L.P., as lender, administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain personally identifiable information, marked by brackets, has been omitted from this exhibit pursuant to Item 601(A)(6) of Regulation S-K.

^ Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMACYTE, INC.

Date: December 15, 2025	By:	/s/ Dale A. Sander
		Name:	Dale A. Sander
		Title:	Chief Financial Officer, Chief Corporate Development Officer and Treasurer

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